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                                                                    EXHIBIT 23.1

                         Independent Auditors' Consent
                         -----------------------------


Board of Directors
DATA RACE, Inc.

We consent to incorporation by reference in the Registration Statements (No. 33-55616 and No.33-75800) on Form S-8 of DATA RACE, Inc. of our report dated August 16, 1996, relating to the balance sheets of DATA RACE, Inc. as of June 30, 1996 and 1995, and the related statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended June 30, 1996 annual report on form 10-K of DATA RACE, Inc.

Our report refers to a change in the method of accounting for income taxes in 1994.


                                             KPMG Peat Marwick LLP

San Antonio, Texas
October 7, 1996